UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 SUNBERTA RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	1040
State or jurisdiction of inception or organization	(Primary Standard Industrial Classification Code Number)

45 Covepark Road NE, Calgary, Alberta, Canada T3K 5X8 Telephone: 612-604-4914 Fax: 866-327-1288
(Address and telephone number of registrant's principal executive offices)

Inc. Plan of Nevada, 613 Saddle River Court, Henderson, Nevada 89011 Telephone: 800-462-4633
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price (US$)	Amount of registration fee(2)
Common Stock to be offered for resale by selling shareholders	1,502,000(1)	$0.10(2)	$150,200(2)	$4.61
Total			$150,200	$4.61

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2) Estimated in accordance with Rule 457(g) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

Copies of Communications to:
Corporate Law Center
Ronald Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Ste. 102
Las Vegas, NV 89128
(702) 869-0099
(702) 446-6071 FAX
www.CorporateSecurities.org

PROSPECTUS

Subject to Completion
June 8, 2007

SUNBERTA RESOURCES INC.
A NEVADA CORPORATION

1,502,000 SHARES OF COMMON STOCK OF SUNBERTA RESOURCES INC.

The prospectus relates to the resale to the public by certain selling shareholders of Sunberta Resources Inc. of up to 1,502,000 shares of our common stock. We will not receive any proceeds from the resale of shares of our common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.10 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board. Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 6 before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is June 8, 2007.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

PAGE NUMBER
PROSPECTUS SUMMARY	4
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION	6
1. Because we have a history of losses and have a deficit, there is substantial doubt about our ability to continue as a going concern.	6
2. Because we need additional financing to fund our exploration activities, if we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment..	6
3. Because we may never earn revenues from our operations, our business may fail.	6
RISKS ASSOCIATED WITH OUR BUSINESS	7
4. We have a limited operating history and if we are not successful in operating our business, then investors may lose all of their investment in our company.	7
5. Because the Sombrio River and Loss Creek claims may not contain gold placer and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in our company.	7
6. Because we face intense competition in the gold placer exploration and exploitation industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.	7
7. Because Kelly Sundberg, our President, Secretary, Treasurer and director of our company is employed elsewhere his time and efforts will not be devoted to our company full-time, which could adversely affect our ability to successfully implement our business plan.	8
8. Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.	8
9. Because of the speculative nature of the exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of any quantities of gold placer on the Sombrio Rives and Loss Creek claims or any other additional properties we may acquire.	8
10. Because of the inherent dangers involved in mineral exploration and exploitation, there is a risk that we may incur liability or damages as we conduct our business.	8
11. Because the potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.	9
12. Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.	9
RISKS ASSOCIATED WITH OUR COMMON STOCK	9

13. There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.	9
14. We do not intend to pay dividends on any investment in the shares of stock of our company.	10
15. Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a shareholder's ability to buy and sell our stock.	10
16. Sales of a substantial number of shares of our common stock into the public market by the selling shareholders may cause a reduction in the price of our stock and purchasers who acquire shares from the selling shareholders may lose some or all of their investment.	10
FORWARD-LOOKING STATEMENTS	11
SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE	11
DETERMINATION OF OFFERING PRICE	11
USE OF PROCEEDS	11
DIVIDEND POLICY	12
SELLING SHAREHOLDERS	12
PLAN OF DISTRIBUTION	16
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
DESCRIPTION OF SECURITIES	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	22
INTEREST OF NAMED EXPERTS AND COUNSEL	22
EXPERTS	23
DISCLOSURE OF SEC POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	23
DESCRIPTION OF PROPERTY	24
DESCRIPTION OF BUSINESS	24
PLAN OF OPERATION	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	34
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	34
EXECUTIVE COMPENSATION	36
FINANCIAL STATEMENTS	38
REPORTS TO SHAREHOLDERS	39
DEALER PROSPECTUS DELIVERY OBLIGATION	39

As used in this prospectus, the terms “we”, “us”, “our”, “Sunberta” and “Sunberta Resources” mean Sunberta Resources Inc. unless otherwise indicated.

All dollar amounts refer to U.S. dollars unless otherwise indicated.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. Because this is a summary, it may not contain all of the information that you should consider before receiving a distribution of our common stock. You should read this entire prospectus carefully. We are an exploration stage company that has only recently begun operations. We have not generated any revenues from our intended business activities, and we do not expect to generate revenues in the near future. We may never generate revenues. We have minimal assets and have incurred losses since inception.

Our Business

We were incorporated in the State of Nevada on November 15, 2006. We are an exploration stage company engaged in the acquisition, exploration and exploitation of mineral resource properties. Our wholly-owned subsidiary Sunberta Resources Inc. (Alberta) (“Sunberta (Alberta)”) was incorporated under the laws of Alberta, Canada on September 19, 2006 and was acquired by us by way of a share-for-share exchange on November 16, 2006. The details of this transaction are set out below under the heading “Description of Business.”

Through Sunberta (Alberta), we own a 100% interest in seven (7) mining claims, generally known as the Sombrio River and Loss Creek claims. They are located on Vancouver Island in British Columbia, Canada. Our rights in the claims are limited to the exploration and exploitation of gold placer.

Our principal executive offices are located at 45 Covepark Road NE, Calgary, Alberta, Canada T3K5X8. Our telephone number is 612.604.4914.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report, dated June 7, 2007, on our audited financial statements for the period ended March 31, 2007, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Number of Shares Being Offered

The selling shareholders named in this prospectus are offering for resale up to 1,502,000 shares of our common stock to the public by means of this prospectus. The 1,502,000 shares of common stock were issued to the selling shareholders in private placement transactions pursuant to Regulation S of the Securities Act of 1933. All of the stock owned by these selling shareholders is being registered in the registration statement of which this prospectus forms a part. The selling shareholders may sell some or all of their shares immediately after they are registered. However, there is no public market for our common stock. We cannot provide any assurance that the shares offered will have a market value, or that they could be resold at the offering price if any when an active secondary market might develop, or that a public market for our securities could be sustained even if developed. The absence of a public market will limit the ability of the shares to be resold adversely impacting their liquidity and forcing shareholders to enter into private transactions to dispose of the shares.

We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Number of Shares Issued and Outstanding

There were 4,102,100 shares of our common stock issued and outstanding as at June 8, 2007.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling shareholders.

Summary of Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements from September 19, 2006 (date of inception) to March 31, 2007, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Plan of Operation” beginning on page 31 of this prospectus.

From September 19, 2006 (date of inception) to March 31, 2007
Revenue	$0
Net Loss for the Period	$31,138
As at March 31, 2007
Cash	$59,848
Total Assets	$66,135
Liabilities	$21,573
Total Stockholders’ Equity	$44,562

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

RISKS ASSOCIATED WITH OUR FINANCIAL CONDITION

1. Because we have a history of losses and have a deficit, there is substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our inception and we will continue to incur operating expenses without revenues until we are in commercial deployment. Our net loss from September 19, 2006 (date of inception) to March 31, 2007 was $31,138. We had cash and cash equivalents in the amount of $59,848 as of March 31, 2007. We currently do not have any mining operations and we have no income. We cannot provide assurances that we will be able to successfully explore and develop our business. These circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors’ report on our audited financial statements. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

2. Because we need additional financing to fund our exploration activities, if we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. We will require additional financing in order to proceed beyond the first few months of our exploration program. We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our properties and to pay the fees and expenses necessary to become and operate as a public company. We will also need more funds if the costs of the exploration of our gold placer claims are greater than we have anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues. We will also need further financing if we decide to obtain additional mineral properties. We currently have limited arrangements for further financing and we may not be able to obtain additional financing when required. Our future is dependent upon our ability to obtain additional financing. If we do not obtain such financing, our business could fail and investors could lose their entire investment.

3. Because we may never earn revenues from our operations, our business may fail.

Prior to the completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our exploration for minerals, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

RISKS ASSOCIATED WITH OUR BUSINESS

4. We have a limited operating history and if we are not successful in operating our business, then investors may lose all of their investment in our company.

Our company has a limited operating history and is in the exploration stage. The success of our company is significantly dependent on the uncertain events of the discovery and exploitation of gold placer on the Sombrio River and Loss Creek claims. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

5. Because the Sombrio River and Loss Creek claims may not contain gold placer and because we have never made a profit from our operations, our securities are highly speculative and investors may lose all of their investment in our company.

Our securities must be considered highly speculative, generally because of the nature of our business and our early stage of operations. We currently only have an interest in the Sombrio River and Loss Creek claims. Our only rights on this property are to explore for gold placer. The Properties are in the exploration stage only and may not contain gold placer. We may or may not acquire additional interests in other mineral properties but we do not have plans to acquire rights in any specific mineral properties as of the date of this report. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. So, any profitability in the future from our business will be dependent upon locating and exploiting gold placer on the claims or mineral deposits on any additional properties that we may acquire. The likelihood of any mineral properties that we may acquire or have an interest in, including the Sombrio River and Loss Creek claims, containing commercially exploitable mineral deposits is extremely remote. In all probability, any mineral properties that we may acquire or that we have an interest in, including the Sombrio River and Loss Creek claims, do not contain any commercially exploitable mineral deposits and any funds that we spend on exploration will be lost. We may never discover gold placer in the Sombrio River and Loss Creek claims or any other area, or we may do so and still not be commercially successful if we are unable to exploit those mineral deposits profitably. We may not be able to operate profitably and may have to cease operations, the price of our securities may decline and investors may lose all of their investment in our company.

6. Because we face intense competition in the gold placer exploration and exploitation industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

The Sombrio River and Loss Creek claims are located on Vancouver Island in south-west British Columbia. Our competition in British Columbia includes large established mining companies with substantial capabilities and with greater financial and technical resources than we have. As a result of this competition, we may have to compete for financing and be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies in the region for the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

7. Because Kelly Sundberg, our President, Secretary, Treasurer and director of our company is employed elsewhere his time and efforts will not be devoted to our company full-time, which could adversely affect our ability to successfully implement our business plan.

Kelly Sundberg our President, Secretary, Treasurer and a director of our company is not devoted to our company on a full time basis. As a result, he manages our company on a part-time basis. He spends approximately 15 to 20 hours per week managing our company. Because of this fact, the management of our company may suffer and our company could under-perform or fail.

8. Because of the unique difficulties and uncertainties inherent in mineral exploration ventures, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration program that we intend to undertake and any additional properties that we may acquire. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The expenditures to be made by us in the exploration of our properties may not result in the discovery of gold placer. Any expenditures that we may make in the exploration of any other mineral property that we may acquire may not result in the discovery of any commercially exploitable mineral resources. Problems such as unusual or unexpected geological formations and other conditions are involved in all mineral exploration and often result in unsuccessful exploration efforts. If the results of our exploration do not reveal viable commercial mineralization, we may decide to abandon our interests in the Sombrio River and Loss Creek claims.

9. Because of the speculative nature of the exploration of mineral properties, there is no assurance that our exploration activities will result in the discovery of any quantities of gold placer on the Sombrio Rives and Loss Creek claims or any other additional properties we may acquire.

We intend to continue exploration on the Sombrio River and Loss Creek claims and we may or may not acquire additional interests in other mineral properties. The search for minerals as a business is extremely risky. We can provide investors with no assurance that exploration on the claims, or any other property that we may acquire, will establish that any commercially exploitable quantities of minerals exist. Additional potential problems may prevent us from discovering any minerals. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. If we are unable to establish the presence of minerals on our property, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

10. Because of the inherent dangers involved in mineral exploration and exploitation, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. At the present time we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.

11. Because the potential profitability of mineral ventures depends in part upon factors beyond the control of our company and even if we discover and exploit mineral deposits, we may never become commercially viable and we may be forced to cease operations.

The commercial feasibility of an exploration program on a mineral property is dependent upon many factors beyond our control, including the existence and size of mineral resources in the properties we explore, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental regulation. These factors cannot be accurately predicted and any one or a combination of these factors may result in our company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

12. Exploration and exploitation activities are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Exploration and exploitation activities are subject to federal, provincial, and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. Exploration and exploitation activities are also subject to federal, provincial, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment.

Environmental and other legal standards imposed by federal, provincial, or local authorities may be changed and any such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which will alter and negatively affect our ability to carry on our business.

RISKS ASSOCIATED WITH OUR COMMON STOCK

13. There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s Over-the-Counter Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. However, we cannot provide our investors with any assurance that our common stock will be traded on the Over-the-Counter Bulletin Board or a listing service or stock exchange, if traded, that a public market will materialise. Further, the Over-the-Counter Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the Over-the-Counter Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we do establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

14. Because we do not intend to pay dividends on any investment in the shares of stock of our company, investors may never realize a return on their investment.

We have never paid any cash dividends and currently do not intend to ever pay any cash dividends. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

15. Because our stock is a penny stock, trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a shareholder's ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding$200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardised risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

16. Sales of a substantial number of shares of our common stock into the public market by the selling shareholders may cause a reduction in the price of our stock and purchasers who acquire shares from the selling shareholders may lose some or all of their investment.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the price of our common stock. After this registration statement is declared effective, the selling shareholders may resell up to 36.6% of the issued and outstanding shares of our common stock. At that time, a substantial number of our shares of common stock which have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the selling shareholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling shareholders sell the shares of our common stock could encourage short sales by the selling shareholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. The actual results could differ materially from our forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

SECURITIES AND EXCHANGE COMMISSION'S PUBLIC REFERENCE

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DETERMINATION OF OFFERING PRICE

The selling shareholders may sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the Over-the-Counter Bulletin Board, or listed for trading or quoted on any public market and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.10 per share has been set arbitrarily by our sole director and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

USE OF PROCEEDS

The shares of common stock offered by this prospectus are being registered for the account of the selling shareholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling shareholders and we will not receive any proceeds from the resale of the common stock by the selling shareholders. We will incur all costs associated with this registration statement and prospectus.

DIVIDEND POLICY

We have not declared or paid any cash dividends since inception. We do not intend to pay any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We intend to retain future earnings for use in our operations and the expansion of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

To the extent that we require additional funding our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

SELLING SHAREHOLDERS

The selling shareholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the selling shareholders may offer all or only some portion of the 1,502,000 shares of common stock to be registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholders upon termination of the offering. We can only make estimates and assumptions. The table found below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling shareholders as of June 8, 2007 and the number of shares of common stock covered by this prospectus. The number of shares listed in the category entitled “Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding” represent an estimate of the number of shares of common stock that will be held by the selling shareholders after the offering. To arrive at this estimate, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.

Other than the relationships described in the table and footnotes, none of the selling shareholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

			Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
Name of Selling Shareholder and Position, Office or Material Relationship with Sunberta Resources (4)	Common Shares owned by the Selling Shareholder(1)	Total Shares to be Registered Pursuant to this Offering	# of Shares(3)	% of Class(3)
Andrew Lesser 87 Evansbrooke Manor NW, Calgary, AB, T3P 1C9	250,000	250,000	0	0
April Shand 130 Inglewood Grove SE, Calgary, AB, T2G 5R4	125,000	125,000	0	0
Bill Dagg 303 Del Ray Rd. NE, Calgary, AB T1Y 6X7	1,500	1,500	0	0
Brad Kawulych 26 Crauleigh Manor SE, Calgary, AB, T3M 1G6	10,000	10,000	0	0
Brian Eitzen #2500, 855 - 2nd St. SW, Calgary, AB T2P 4J8	150,000	150,000	0	0
Brittany Hancock 93 Coach Ct. SW, Calgary, AB, T3H 4P7	25,000	25,000	0	0
Carla Swanson 218 - 10 Sierra Morena Mews SW, Calgary, AB, T3H 3K5	50,000	50,000	0	0
Caroline Lesser 45 Covepark Road NE, Calgary, AB T3K 5X8	40,000	40,000	0	0
Catherine Kane 1529 Big Spring Way Airdrie, AB, T4A 1N1	1,000	1,000	0	0
Chantelle Brown 7 Taralea Gardens NE, Calgary, AB, T3J 4W4	50,000	50,000	0	0
Chris Gelineau 99 Midpark Cres SE, Calgary, AB, T2X 1S7	500	500	0	0
Corinna Kawulych 55 Douglas Park Bld. SE, Calgary, AB, T2Z 2K9	15,000	15,000	0	0

Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
Name of Selling Shareholder and Position, Office or Material Relationship with Sunberta Resources (4)	Common Shares owned by the Selling Shareholder(1)	Total Shares to be Registered Pursuant to this Offering	# of Shares(3)	% of Class(3)
Dane Cutforth Box 244, Barons AB, T0L O6O	10,000	10,000	0	0
Darryl Kane 1529 Big Spring Way Airdrie, AB, T4A 1N1	1,000	1,000	0	0
Darryl Zelisko #910 / 540 - 14th Ave. SW, Calgary, AB, T2R 0M6	2,500	2,500	0	0
David Landolt 2734 - 17a Street NW, Calgary, AB, T2M 3S8	200,000	200,000	0	0
David Neilson Unit 10 / 1860 Burrows Ave. Winnipeg, MB R2X 0T2	10,000	10,000	0	0
Dustin Fuerst 763 Cavalier Dr. Winnipeg, MB, R2Y 1C4	5,000	5,000	0	0
Elbert Tiamzon 246 Curanfield Green NE, Calgary, AB, T3M 1C4	15,000	15,000	0	0
Gregg Hyshka 52 Arbour Ridge Mews NW, Calgary, AB, T3G 3Z3	1,500	1,500	0	0
Helen Lesser Box 245, Stony Mountain MB, R0C 3A0	30,000	30,000	0	0
Jennifer Neilson Unit 10 / 1860 Burrows Ave. Winnipeg, MB, R2X 0T2	20,000	20,000	0	0
John Spyropoulos 1323 Centre St. N, Calgary, AB, T2E 2R5	62,500	62,500	0	0
John Winterdyk 55 West Springs Way SW, Calgary, AB, T3H 4P4	200,000	200,000	0	0
Kate Bychawska 127 Quigley Drive Cochrane, AB, T4C 1R1	2,500	2,500	0	0

Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
Name of Selling Shareholder and Position, Office or Material Relationship with Sunberta Resources (4)	Common Shares owned by the Selling Shareholder(1)	Total Shares to be Registered Pursuant to this Offering	# of Shares(3)	% of Class(3)
Kazumi Kubo 13836 Park Estates Drive SE, Calgary, AB T2 J 3W2	2,500	2,500	0	0
Kim Lesser 5434 - 44th St. NE, Calgary, AB, T3J 3Z3	62,500	62,500	0	0
Leslie Nesbitt 763 Cavalier Dr. Winnipeg, MB, R2Y 1C4	7,500	7,500	0	0
Liana Robberecht Unit 504 / 124 - 26th Ave. SW, Calgary, AB, T2S 3G5	2,500	2,500	0	0
Lisa Caprarie 101 - 1190 Ranchview Rd. NW, Calgary, AB, T3G 1Y2	1,500	1,500	0	0
Lori Knight Box 403, Turner Valley AB, T0L 2A0	1,500	1,500	0	0
Marisa Sessini 71 Cougar Plateau Way SW, Calgary, AB, T3H 5S5	1,000	1,000	0	0
Mark Cottrell 39 MacEwen Drive NW, Calgary, AB, T3K 2G1	100,000	100,000	0	0
Mark West 524 Hunterplain Hill NW, Calgary, AB, T2K 4L7	50,000	50,000	0	0
Melanie Schoen Box 2680 Jasper, AB, T0E 1E0	5,000	5,000	0	0
Nicole Eitzen 298 Douglas Park Bld. SW, Calgary, AB, T2Z 2S6	175,000	175,000	0	0
Omid Nezami 8 Woodstock Road SW, Calgary, AB, T2W 5V8	1,500	1,500	0	0
Richard Biancardi # 1 / 9109 - 19th Street SW, Calgary, AB, T2V 1R3	500	500	0	0

Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding(2)
Name of Selling Shareholder and Position, Office or Material Relationship with Sunberta Resources (4)	Common Shares owned by the Selling Shareholder(1)	Total Shares to be Registered Pursuant to this Offering	# of Shares(3)	% of Class(3)
Shelley Tiamzon 246 Curanfield Green NE, Calgary, AB, T3M 1C4	15,000	15,000	0	0
Steven Conroy Bst Suite 2734 - 17a St. NW, Calgary, AB, T2M 3S8	1,500	1,500	0	0
Tasha Simpson 1705 - 2520 Palliser Drive SW, Calgary, AB, T2V 4S9	1,500	1,500	0	0
Victor Lesser Box 245 Stony Mountain, MB, R0C 3A0	20,000	20,000	0	0

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2) Based on 4,102,100 shares outstanding as of June 8, 2007.

(3) To arrive at these estimates, we have assumed that the selling shareholders will sell all of the shares to be registered pursuant to this offering.

(4) The following individuals are married: Kelly Sundberg and Caroline Lesser; Nicole and Brian Eitzen; John Spyropoulos and Kim Lesser; Elbert and Shelley Tiamzon; Victor and Helen Lesser; Corinna and Brad Kawulych; David and Jennifer Nielson; and Catherine and Darryl Kane.

Helen Lesser is Mr. Sundberg’s mother-in-law. Kim Lesser and John Spyropoulos are Mr. Sunberg’s sister and brother-in-law, respectively. Victor Lesser is Mr. Sundberg’s father-in-law.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock in one or more of the following methods described below. Our common stock is not currently listed on any national exchange or electronic quotation system. There is currently no market for our securities and a market may never develop. Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

▪
block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

▪	an exchange distribution in accordance with the rules of the exchange;

▪	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

▪	privately negotiated transactions;

▪	a combination of any aforementioned methods of sale; and

▪	any other method permitted pursuant to applicable law.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling stockholders if such broker-dealer is unable to sell the shares on behalf of the selling stockholders. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. Before the involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholders intend to comply with the prospectus delivery requirements, under the Securities Act, by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act, which may be required in the event any selling stockholder defaults under any customer agreement with brokers.

If the selling stockholders enter into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, and to the extent required under the Securities Act, we will file a post effective amendment to this registration statement to disclose the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We will also file the agreement between the selling stockholders and the broker-dealer as an exhibit to this registration statement.

We, and the selling stockholders, will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

1.	adequate current public information with respect to the issuer must be available;

2.	restricted securities must meet a one year holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer;

3.
sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of (a) 1% of the securities of the class outstanding as shown by the most recent statement of the issuer; or (b) the average weekly trading volume reported on all exchanges and through an automated inter-dealer quotation system for the four weeks preceding the filing of the Notice in Form 144;

4.
the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

5.
if the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (1) above, the volume limitations listed in (3) above, the requirement for sale pursuant to broker's transactions listed in (4) above, and the Form 144 notice filing requirement listed in (5) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our company hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. The officers of our company are appointed by our Board of Directors or sole director and hold office until their death, resignation or removal from office. Our sole director and executive officer’s age, positions held and date first appointed are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Kelly Sundberg	President, Secretary, Treasurer and Director	34	President, Secretary, Treasurer and a Director since November 15, 2006 (date of incorporation of the Company)

Business Experience

The following is a brief account of the education and business experience of our sole director and executive officer during at least the past five years, indicating his business experience, principal occupation during the period, and the name and principal business of the organization by which he was employed.

Kelly Sundberg, President, Secretary, Treasurer and Director

On November 15, 2006 (date of incorporation of the Company) Kelly Sundberg was appointed as our President, Secretary, Treasurer and a director of our company.

Mr. Sundberg holds a Bachelor of Arts with concentrations in Business Entrepreneurship and Social Science from the University of Victoria and a Master of Arts in Justice and Public Safety Leadership from Royal Roads University. He is currently a PhD candidate in Criminology at Monash University in Melbourne, Australia. Since 2004, Mr. Sundberg has been an instructor in Justice Studies at Mount Royal College in Calgary, Alberta. Mr. Sundberg has been a border services officer with Canada Border Services since 1999. He has been president of KWS Consulting Inc. since 1996. KWS is a private business consulting firm based in Victoria, British Columbia. He has not previously served as a director or officer for any public companies.

Involvement in Certain Legal Proceedings

Our sole director, principal executive officer and control person has not been involved in any of the following events during the past five years:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4. being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Committees of the Board

All proceedings of our sole director for the year ended March 31, 2007 were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the director. Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. There has been no need to delegate functions to these committees due to the fact that our operations are at a very early stage to justify the effort and expense of creating and maintaining these committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 8, 2007, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock and by our current sole director and executive officer. The shareholder has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name of Shareholder and Position, Office or Material Relationship with Sunberta Resources Inc.	Title of Class(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Kelly Sundberg President, Secretary, Treasurer and Director 45 Covepark Road NE, Calgary, Alberta, Canada T3K 5X8	Common Shares	2,600,100	[63.4%]
Directors and Officers as a group	Common Shares	2,600,100	[63.4%]

(1) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days, would be counted as outstanding for computing the percentage of the person holding such options or warrants but not counted as outstanding for computing the percentage of any other person.

(2) Based on 4,102,100 shares outstanding as of June 8, 2007.

Change in Control

We are unaware of any contract, or other arrangement or provision of our Articles of Incorporation or Bylaws, the operation of which may at a subsequent date result in a change of control of our company.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 75,000,000 shares of common stock with a par value of $0.001 per share. As at June 8, 2007 we had 4,102,100 shares of common stock outstanding. Our shares are held by forty-three (43) stockholders of record. We have no authorized preferred stock.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our sole director out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our sole director is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our sole director and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

There are no provisions in our Articles of Incorporation or our Bylaws that would delay, defer or prevent a change in control of our company.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

We engaged the firm of Schumacher & Associates to audit our financial statements for the period ended March 31, 2007. There has been no change in the accountants and no disagreements with Schumacher & Associates, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

The financial statements of Sunberta Resources Inc. included in this registration statement have been audited by Schumacher & Associates, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Ronald Serota of the Corporate Law Center, our independent legal counsel, has provided an opinion on the validity of our common stock.

DISCLOSURE OF SEC POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada and provide as follows:

ARTICLE XI

IMMUNITY AND INDEMNIFICATION

SECTION 43. IMMUNITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a) DIRECTOR IMMUNITY. Directors will be immune from monetary liabilities to the fullest extent not prohibited by Nevada law. Excepted from that immunity are:

▪	a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

▪	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

▪	a transaction from which the director derived an improper personal profit; and

▪	willful misconduct.

(b) DIRECTORS AND OFFICERS. The corporation will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Nevada law or (iv) such indemnification is required to be made pursuant to these Bylaws.

(c) EXPENSE. The corporation will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under these Bylaws.

No advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

DESCRIPTION OF PROPERTY

We do not lease or own any real property other than our mineral claims. Our executive and head office is located at 45 Covepark Road NE, Calgary, Alberta, Canada T3K 5X8. The office is in Mr. Sundberg’s home. The fair value of the office space provided by Mr. Sundberg has been estimated at $500 per month since November 15, 2006. An amount of $2,250 has been charged to operations for the period from November 15, 2006 to March 31, 2007, with a credit to additional paid in capital. We believe our current premises are adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.  When and if we require additional space, we intend to move at that time.

The description of our mineral claims is below under the section entitled “DESCRIPTION OF BUSINESS.”

DESCRIPTION OF BUSINESS

We were incorporated in the State of Nevada on November 15, 2006 (date of incorporation). We are an exploration-stage company engaged in the exploration of mineral resource properties. On November 16, 2006 we acquired all of the outstanding shares of Sunberta Resources Inc. (Alberta), a Canadian company incorporated on September 19, 2006, from Mr. Sundberg in exchange for 100 shares of our company, whereby Sunberta (Alberta) became our wholly-owned subsidiary. On January 2, 2007, Sunberta

(Alberta) acquired seven (7) mining claims from Mr. Dave Zamida. The claims, described more fully below, are generally known as the Sombrio River and Loss Creek claims. They are located in British Columbia, Canada. The purchase price for the claims totalled $4,857. Through Sunberta (Alberta), we own the Sombrio River and Loss Creek claims outright, subject to government claim renewal fees and regulatory requirements described below. Our rights in the claims are limited to 100% of the rights to explore for and exploit gold placer deposits.

We intend to explore the Sombrio River and Loss Creek claims for any commercially exploitable gold placer deposits. Maps of the properties are included below under the subsection entitled “Location of the Claims”. There is no assurance that any commercially viable gold placer deposits exists on the properties.

The Province of British Columbia owns the land covered by our mineral claims. Currently, we are not aware of any native land claims that might affect the title to the mineral claims or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten these claims, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims and interest in these claims, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish any interest that we hold in these claims.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the preliminary phase of exploration on our property. Once we complete the preliminary phase, we will make a decision as to whether or not we will proceed with further exploration based upon the analysis of the results of that program. Our sole director will make these decisions based upon the recommendations of an independent geologist who will oversee the program and record the results.

Our plan of operation is to conduct exploration work on the claims in order to ascertain whether it possesses commercially exploitable quantities of gold placer deposits. There can be no assurance that such gold placer deposits exist on these properties.

Even if we complete our proposed exploration programs on the properties and we are successful in finding gold placer, we may not find enough to pay our expenses or achieve profitable operations.

Location of the Claims
Property Description and Location

The Sombrio River and Loss Creek claims consist of seven placer claims clustered in two claim blocks. The claims on Sombrio Creek are about 11 km southeast of Port Renfrew, British Columbia and consist of four tenures totaling 106.933 ha. The three Loss Creek claims, covering 107.013 ha, are approximately 17 km southeast of Port Renfrew. All seven claims are placer cell tenures.

Table 1. Claim details
Claim Name	Tenure Number	Exploration Work or Payment in Lieu Dates(1)	Area (ha)
Sombrio River
Sombrio 1	559644	May 31, 2009	21.385
Sombrio 2	559645	May 31, 2009	21.383
Sombrio 3	543740	October 21, 2008	21.387
West Coast King	546350	December 2, 2008	42.778
Loss Creek
No Loss Here	535498	June 12, 2008	21.403
Maquinna	535641	June 14, 2008	42.805
Loss Creek 3	546358	December 2, 2008	42.805

(1) As a disincentive to inactivity by claim owners, the British Columbia government requires owners of gold placer claims to, from time to time (1) complete exploration work on the claims valued at an amount stipulated by the government and pay a filing fee; or (2) pay a stipulated fee to the Province of British Columbia in lieu of completing exploration work. On April 27, 2007, the Company made payments to the British Columbia Mineral Titles Office totalling $3,963 in lieu of exploration work. The Company plans to conduct sufficient exploration work in the future to obviate the necessity to make payments in lieu of exploration work. The stipulated amount in respect of our claims is anticipated to total approximately $7,500 during the upcoming two years.

We have obtained an independent Geological Report on the Sombrio River and Loss Creek claims. Clyde Smith, PhD, Consulting Geologist, has prepared this Geological Report and reviewed all available exploration data completed on these mineral claims.

Dr. Smith is a geologist with offices at 106 - 1680 56th Street, Delta, British Columbia, Canada, V4L 2L6. He holds a BA from Carleton College, an MSc from the University of British Columbia and a PhD from the University of Idaho. He engaged in post-graduate study at the University of California, Berkeley. Dr. Smith has engaged in mineral exploration for over 30 years, both for major mining and exploration companies and as an independent geologist.

The following is a summary authored by Dr. Smith and contained in his independent Geological Report:

Placer gold was discovered at Sombrio Point on the west coast of Vancouver Island by Spaniards in 1792. The placers were reportedly worked during the years 1900-1930 and in the 1970’s and 1980’s by several companies. Sunberta Resources Inc. is the owner of 7 placer claims that cover a total of 107 hectares along Sombrio River and Loss Creek; these drainages are upstream from the Sombrio Point placers and are the logical drainages down which gold was transported to the placer deposits at Sombrio Point. Results from 2 stream sediment samples from the vicinity of Sunberta’s claims on the Sombrio River are reported to be anomalous in gold, indicating that potential for placer deposits may exist in this drainage. The Sunberta claims were examined by the author who found that significant thicknesses of gravels are located on the claims. A program of preliminary exploration under the direction of a consulting geologist on the Sunberta claims has been recommended in order to assess the potential for economic placer gold deposits on the claims. The work recommended includes construction of a road to provide access to the Sombrio River claims, refraction seismic surveys on cut lines to determine depth of gravels above bedrock, testing of gravels from selected locations for placer gold with the use of a sluice box, and assaying of gold-bearing samples to determine grade. The total budget recommended for this program is $157,794 (Exploration budget figures in this prospectus are not round numbers because they have been converted by the authors of this prospectus from the Canadian dollars indicated in the independent Geological Report to U.S. dollars).

Success with the preliminary program should lead to an expanded program that covers the entire claim blocks.

Accessibility, Climate, and Infrastructure

Access to the Sombrio claims is by paved road on Highway 14 from Victoria to Loss Creek Provincial Park, then by gravel road approximately 6 km northeast up the Sombrio River. The Loss Creek claims can be accessed by gravel road approximately 4 km almost due East of Loss Creek Provincial Park. Water is abundantly available at both sites from surface streams. Power lines pass within several kilometres of both properties.

The claim blocks cover rugged topography ranging in elevation from 300-600 meters. Vegatation is heavy, consisting of riparian Northwest Coastal Forest dominated by Douglas fir, western red cedar, stands of alder, and thick underbrush. The climate of the area is amenable to year-round operations. Winter weather typically has heavy rain (annual precipitation is about 3,600 mm per year, most falling between October and January) but temperatures rarely falling below freezing. Summers have less rain, along with warmer weather well-suited to field operations.

Exploration

Work on the claims has been limited. The only previous exploration work conducted in the vicinity of our Sombrio claim group was carried out by Unicorn Resources, Inc. in 1983 and 1984. Work included bedrock, soil, and stream sediment sampling, and blasting and trenching. The only results to mention are two stream sediment samples from the Sombrio River that were anomalous in gold. Although not ore grade, these samples indicate the presence of gold in the sediment of the Sombrio River.

There has been no record of previous work on the Loss Creek claims. We have not conducted any exploration work or processed any samples from either of our claims.

Adjacent Properties

Several adjacent properties have been worked in the past for placer gold, with varying degrees of success.

Recommended Program of Preliminary Exploration

The preliminary exploration program recommended for the Sunberta placer claims includes road building to provide access to the claims, refraction seismic surveying on cut lines to determine thickness of potential placer gravels above bedrock, and evaluation of the placer gold potential in the gravels by use of a sluice box and assays of selected samples. The seismic lines should be 500 m in length and spaced 200 m apart. The sluice box should be operated by a 2 man crew working under the direction of a geologist; both Sombrio River and Loss Creek provide ample water for sluicing year round. The geologist should designate sample locations based on access to representative gravels at locations where adequate thickness of gravels is indicated by results of the seismic survey. The preliminary program should be focused on the downstream claims on the Sombrio River claim block (546350) and on the Loss Creek claim block (546358). On both properties the program should be devoted to developing data over a length of 400 m along the streams. This would entail running 3 seismic lines on the above claims and sluicing selected gravels over this length. It is believed that this preliminary assessment of the potential for economic grade placer gold will be adequate. If it develops that encouraging results are obtained from the preliminary program then work should be expanded to cover the entire properties. In the case of the Sombrio River claims this would involve seismic surveying and sluicing over an additional length of 1400 m; in the case of the Loss Creek claims, over an additional length of 1800 m.

There is a gravel road up the Sombrio River valley that terminates in a quarry approximately 1.0 kilometer from the south border of the claims. An old roadbed exists from the quarry and passes the length of the claims. This old road will have to be rebuilt to provide access through the property. It is recommended that the preliminary exploration program include rebuilding the road over a length of approximately 1.5 km; this would provide access to the south border of the claims and access over 0.5 km across the southernmost claim (546350). A preliminary estimate from a local contractor in British Columbia is a cost of approximately $43.35 per meter of road: estimated cost for 1.5 km of road building totals $65,025.

The gravel road up the Loss Creek valley is in adequate shape to provide access along the entire length of the claims. The road is overgrown along the sides but this could easily be cleared by line cutters.

A preliminary estimate of the cost to conduct surveys on 6 lines (Russ Hihnan of Frontier Geosciences, Inc. of North Vancouver) that includes managing the line cutting, gathering the survey data, interpretation of results, and mobilization-demobilization is approximately $21,675.

A transportable sluice box adequate for preliminary test work may be purchased for approximately $173.40.

Sluicing of gravels should be conducted under the direction of a consulting geologist over a period of approximately 3 weeks. At $867 per day for 25 days (including report), the geologist should cost approximately $21,675. The 2 men operating the sluice should be local workers at a cost of $433.50 per day per man for 20 days, totaling approximately $17,340.

A backhoe or front-end loader will be required during sluicing to transport gravels from selected sites to the streams for sluicing. An estimate for this work is approximately $13,005.

The geologist should submit representative samples for gold assay to a reputable assayer. The estimated cost for assays is approximately $4,335.

Proposed Budget

Road construction	$65,025
Refraction seismic survey, line cutting	$21,675
Sluice box, transportation	$433.50
Geologist	$21,675
Sluice operators	$17,340
Backhoe or front-end loader	$13,005
Assays	$4,335
Contingency @ 10%	$14,305.50
Total	$157,794

Compliance with Government Regulation

If we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia's mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to our company is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended preliminary exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

Employees

Currently our only employee is Kelly Sundberg our President, Secretary, Treasurer and the sole director of our company. We have not entered into an employment agreement or consulting agreement with our sole director and executive officer. We do not expect any material changes in the number of employees over the next 12 month period. We conduct our business largely through agreements with consultants and other independent third party vendors.

PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements and the related notes that appear elsewhere in this registration statement. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this registration statement, particularly in the section entitled "Risk Factors" beginning on page 6 f this registration statement.

Plan of Operation

We are an exploration stage company engaged in the acquisition, exploration and exploitation of gold placer resource properties. We currently own a 100% interest in seven (7) adjoining mining claims, generally known as the Sombrio River and Loss Creek properties. They are located in south-west British Columbia. Our rights to the properties are limited to the exploration for and exploitation of gold placer deposits. Our business plan is to proceed with the exploration of the Sombrio River and Loss Creek mineral claims to determine whether they contain commercially viable gold deposits. We intend to proceed with a preliminary exploration program as recommended by our Consulting Geologist. Once complete, the recommended geological exploration program will cost approximately $157,794. We had $38,275 in working capital as of March 31, 2007. Accordingly, we are able to begin but not complete the preliminary exploration program without additional financing. We plan to raise up to $200,000 of additional capital during the next 12 to 18 months by seeking additional funds from existing investors or by offering equity securities to new investors. The risky nature of this enterprise and lack of tangible assets places other types of debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. However, Mr. Sundberg has agreed to loan us up to $100,000 as and when needed. This additional capital will allow us to complete preliminary exploration activities and perhaps begin additional activities as well, should we determine with our consulting geologist that this is advisable.

Once we receive the analysis of our preliminary exploration program, our board of directors, in consultation with our consulting geologist will assess whether to proceed with additional exploration. In making this determination to proceed with a further exploration program, we will make an assessment as to whether the results of the preliminary exploration program are sufficiently positive to enable us to proceed. This assessment will include an evaluation of our cash reserves after the completion of the initial exploration, the price of minerals, and the market for the financing of mineral exploration projects at the time of our assessment.

In the event the results of our initial exploration program prove not to be sufficiently positive to proceed with further exploration on the Sombrio River and Loss Creek mineral claims, we intend to seek out and acquire interests in North American mineral exploration properties, which, in the opinion of our consulting geologist, offer attractive mineral exploration opportunities. If we are unable locate and acquire such a prospect, we may be forced to seek other business opportunities. Presently, we have not given any consideration to the acquisition of other exploration properties because we have only recently commenced our preliminary exploration program and have not received any results.

Upon the completion of preliminary exploration, or any additional programs, which are successful in identifying mineral deposits, we will have to spend substantial funds on further exploration and engineering studies before we know that we have a mineral reserve. A mineral reserve is a commercially viable mineral deposit.

Results of Operations

From Inception (September 19, 2006) through March 31, 2007

We generated no revenue for the period from inception (September 19, 2007) to March 31, 2007. We are an exploration stage company and have not yet commenced even preliminary exploration on our claims.

Our operating expenses for the period were $31,352, consisting primarily of consulting fees in the amount of $3,710, exploration expenses in the amount of $8,512, professional fees in the amount of $13,000, and other administrative expenses in the amount of $4,959.

We had a net loss of $31,138 for the period from inception (September 19, 2007) to March 31, 2007.

We anticipate our operating expenses will increase as we implement our business plan. The increase will be attributable to expenses to implement our business plan, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

Our total expenditures over the next twelve months are anticipated to be approximately $165,000 as we undertake preliminary exploration. This is our budget for the next 12 months:

General and Administrative Expenses	$15,000
First part of preliminary exploration program	$100,000
Legal	$20,000
Accounting	$30,000

Total	$165,000

As at March 31, 2007, we had $21,573 in current liabilities. Our financial statements report a net loss of $31,138 for the period from September 19, 2006 (date of inception) to March 31, 2007. Our net loss is primarily due to accounting and legal and audit fees. On March 31, 2007, we had working capital of $38,275. Our plan is to raise equity financing in the amount of $200,000 during the next 12 months. There can be no assurance that we will be able to raise this money. We anticipate that this money, if raised, combined and a loan from Mr. Sundberg of up to $100,000, will be enough to cover the budgeted expenditures for the next twelve months. Any remaining monies will be carried forward to complete additional exploration.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment over the next twelve months.

Employees

Currently our only employee is our sole director and officer. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource and contract for employment as needed.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Going Concern

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual financial statements for the period from inception (September 19, 2007) through March 31, 2007, our independent registered public accounting firm included an explanatory paragraph regarding concerns about our ability to continue as a going concern in their audit report.

There is substantial doubt about our ability to continue as a going concern as the continuation of our business is dependent upon obtaining further financing, discovering gold placer resources on our properties and, finally, achieving a profitable level of operations either through exploiting deposits of gold placer resources that we find or by selling the rights to do so to others.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current shareholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. We plan to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. If we are not able to obtain the additional financing on a timely basis, we will be forced to scale down or perhaps even cease the operation of our business.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

There were various other accounting standards and interpretations issued during 2006 or to March 31, 2007, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 18, 2006 Kelly Sundberg our President, Secretary, Treasurer and the sole director of our company, agreed to loan up to $100,000 to Sunberta Resources Inc. if and as the need arises to fund the business operations and expenses of the Company. The terms of such loan will be negotiated at the time of lending, but interest charged will not exceed the prevailing prime rate of interest plus 3%.

We have been provided with our premises by Mr. Sundberg for no charge. Accordingly, rent of $2,250 has been recorded in the year ended March 31, 2007, and additional paid-in capital has been increased by the corresponding amount.

Accounts payable includes $314 due to Mr. Sundberg for reimbursement of expenses incurred on behalf of the Company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is not now, nor has ever been, traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. There is currently no public trading market for our common stock. We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

We do not have any common stock subject to outstanding options or warrants. We are registering 1,502,000 shares of our common stock under the Securities Act of 1933 for sale by the selling stockholders named in this prospectus.. As of the date of this prospectus, our affiliates hold 2,600,100 shares. Our Company’s issued and outstanding shares, as of June 8, 2007 is 4,102,100.

All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as they remain as affiliates of our company. Three months after they cease being affiliates of our company, sales may be made after the two year period from the issue date without limitations under Rule 144.

Kelly Sundberg, our President, Secretary, Treasurer and sole director owns 2,600,100 shares of our company. As of June 8, 2007, there are forty-three holders (43) of record of our common stock.

We have not declared any dividends on our common stock since the inception of our company. There is no restriction in our articles of incorporation and bylaws that will limit our ability to pay dividends on our common stock. However, we do not anticipate declaring and paying dividends to our shareholders in the near future.

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”. “Penny stock” is defined to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If we establish a trading market for our common stock, our common stock will most likely be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board. We plan to file a Form 8-A registration statement with the Commission prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the Commission under the 1934 Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board. We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with our exploration program, we will need to raise additional capital. We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer from incorporation (November 15, 2006) through March 31, 2007..

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kelly Sundberg President, Secretary, Treasurer and Director(1)	2007	0	0	0	0	0	0	0

(1) Kelly Sundberg became our President, Secretary, Treasurer and a director of our company, on November 15, 2006 (date of incorporation).

Narrative Disclosure to Summary Compensation Table

We have not compensated our executive officer since our inception. We have no plans to compensate our executive officer until such time that we are able to generate net income from our operations.

Employment Contracts and Termination of Employment and Change in Control Arrangements

We have not entered into an employment agreement or consulting agreement with our sole director and executive officer.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our Board of Directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our sole director or Board of Directors, as the case may be.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of March 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Kelly Sundberg	-	-	-	-	-	-	-	-	-

Stock Options and Stock Appreciation Rights

Since November 15, 2006 (date of inception) to March 31, 2007 we have not granted any stock options or stock appreciation rights to any of our directors or officers.

Compensation of Directors

The table below summarizes all compensation of our directors as of March 31, 2007.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kelly Sundberg	-	-	-	-	-	-	-

Compensation Of Directors

Our sole director has received no compensation to date and there are no plans to compensate him in the near future, unless and until we begin to realize revenues and become profitable in our business operations.

FINANCIAL STATEMENTS

Index to Financial Statements:

Audited financial statements for the period from inception (March 27, 2007) to March 31, 2007 including:

F-1	Report of Independent Registered Public Accounting Firm

F-2	Balance Sheets as of March 31, 2007

F-3	Statement of Operations for the period from inception (September 19, 2006) to March 31, 2007

F-4	Statement of Stockholders’ Deficit for the period from inception (September 19, 2006) to March 31, 2007

F-5	Statement of Cash Flows for the period from inception (September 19, 2006) to March 31, 2007

F-6	Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

Board of Directors
Sunberta Resources Inc.

We have audited the accompanying Consolidated Balance Sheet of Sunberta Resources Inc. (An Exploration Stage Company) as of March 31, 2007 and the related Consolidated Statements of Operations, stockholders’ equity, and cash flows for the period from September 19, 2006 (date of inception) to March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Consolidated Financial Statements referred to above present fairly, in all material respects, the financial position of Sunberta Resources Inc (An Exploration Stage Company) as of March 31, 2007 and the results of its operations, stockholders’ equity, and its cash flows for the period from September 19, 2006 (date of inception) to March 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2, the Company has experienced losses since its inception and has limited business operations, which raises substantial doubt about the Company’s ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Schumacher & Associates, Inc.

Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, Colorado 80211

June 7, 2007

SUNBERTA RESOURCES INC.
(An Exploration Stage Company)
Consolidated Balance Sheet
(Expressed in US Dollars)

Note 2 - Basis of Presentation - going concern	March 2007
ASSETS
CURRENT ASSETS
Cash	$59,848
Total current assets	59,848

FIXED ASSETS (Note 3)	1,430
MINERAL PROPERTIES (Note 4)	4,857

Total assets	$66,135

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable including related party payable of $314 (Note 6)	$8,573
Accrued liabilities	13,000
Total current liabilities	21,573

COMMITMENTS AND CONTINGENCIES (Notes 2, 4, 6, 7)

STOCKHOLDERS' EQUITY
Common stock (Note 5)
Authorized 75,000,000 shares at par value of $0.001 each
Issued and outstanding 4,102,100	4,102
Additional paid-in capital	72,455
Accumulated deficit during exploration stage	(31,138)
Accumulated other comprehensive income (loss)	(857)
Total stockholders' equity	44,562

Total liabilities and stockholder's equity	$66,135

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SUNBERTA RESOURCES INC.
(An Exploration Stage Company)
Consolidated Statement of Operations
(Expressed in US Dollars)

From date of inception September 19, 2006 to March 31, 2007
EXPENSES
Consulting	$3,710
Investor relations, promotion and entertainment	458
Exploration	8,512
Depreciation	713
Professional fees	13,000
Other administrative expenses	4,959
Total expenses	31,352

INTEREST INCOME	214

Net (loss) for the period	$(31,138)

Other comprehensive income (loss)
Foreign currency translation	(857)

Comprehensive (loss)	$(31,995)

Net loss per common share - basic and fully diluted:
Net (loss) for the period	$(0.01)

Weighted average number of common stock outstanding	2,660,013

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SUNBERTA RESOURCES INC.
(An Exploration Stage Company)
Consolidated Statement of Stockholders' Equity
(Expressed in US Dollars)

	Common Stock	Amount	Accumulated Other Comprehensive Income (loss)	Additional Paid in Capital	Deficit Accumulated During Exploration Stage from Inception to March 31, 2007	Stockholders’ Equity
Beginning balance	-	$-	$-	$-	$-	$-
Shares issued at $0.01 per share pursuant to subscription November 15, 2006	2,600,000	2,600	-	23,400	-	26,000
Shares issued at $0.02 per share pursuant to subscriptions November 27, 2006	1,275,000	1,275	-	24,225	-	25,500
Shares issued for acquisition of subsidiary	100	-	-	107	-	107
Shares issued at $0.10 per share pursuant to subscriptions March 30, 2007	227,000	227	-	22,473	-	22,700
Non-cash services contributed by a director	-	-	-	2,250	-	2,250
Net loss for the year	-	-	(857)	-	(31,138)	(31,995)
Balance March 31, 2007	4,102,100	$4,102	$(857)	$72,455	$(31,138)	$44,562

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SUNBERTA RESOURCES INC.
(An Exploration Stage Company)
Consolidated Statement of Cash Flows
(Expressed in US Dollars)

From date of inception September 19, 2006 to March 31, 2007

Cash (used in) operating activities:
Net (loss)	$(31,138)

Adjustments to reconcile net loss to net cash used in operating activities:
Donated services	2,250
Amortization of fixed assets	713
Net change in operating assets and liabilities:
Accounts payable	8,573
Accrued liabilities	13,000

Net cash (used in) operating activities
(6,602)
Cash (used in) investing activities:
Purchase of fixed assets	(2,143)
Purchase of mining claims	(4,857)
Net cash (used in) investing activities
(7,000)

Cash from financing activities:
Issue of shares	74,307
Net cash from financing activities	74,307

Effect of exchange rate changes on cash	(857)

Increase in cash and cash equivalent	59,848

Cash, beginning of year	-
Cash, end of year	$59,848

The accompanying notes to the consolidated financial statements are an integral part of these statements.

SUNBERTA RESOURCES INC.
(An Exploration Stage Company)
Notes to Consolidated Financial Statements
March 31, 2007
(Expressed in US Dollars)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Sunberta Resources Inc. (the “Company”) was incorporated in the State of Nevada on November 15, 2006. The Company is an exploration stage company which has as its principal business the acquisition and exploration of mineral claims.

On November 16, 2007 the Company acquired all the issued and outstanding shares of Sunberta Resources Inc. (“Sunberta Alberta”), an inactive corporation incorporated in the province of Alberta, Canada on September 19, 2006. Sunberta Alberta was registered as an extraprovincial company in British Columbia, Canada on November 15, 2006. The consideration for the acquisition of Sunberta Alberta was 100 shares of the Company.

In January, 2007 Sunberta Alberta acquired seven placer claim tenures on southern Vancouver Island, British Columbia, Canada. The Company has not presently determined whether its mineral claims contain mineral reserves that are economically recoverable.  The recoverability of amounts from the mineral claims will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying mineral claims, the ability of the Company to obtain necessary financing to complete the development of the mineral claims and upon future profitable production or proceeds from the sale thereof.

Principles of Consolidation

The consolidated financial statements include accounts of the Company and its wholly-owned subsidiary, Sunberta Alberta. All significant inter-company balances and transactions are eliminated.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at March 31, 2007, the Company did not have any cash equivalents.

Mineral Properties and Exploration Expenses

Mineral properties purchased are capitalized and carried at cost. Exploration and development costs are charged to operations as incurred until such time that proven or probable ore reserves are discovered. From that time forward, the Company will capitalize all costs to the extent that future cash flow from reserves equals or exceeds the costs deferred. The deferred costs will be amortized using the unit-of-production method when a property reaches commercial production. As at March 31, 2007, the Company did not have proven or probable reserves.

Asset Retirement Obligations

The Company has adopted SFAS No. 143, Accounting for Asset Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. SFAS No. 143 requires a liability to be recorded for the present value of the estimated site restoration costs with corresponding increase to the carrying amount of the related long-lived asset. The liability will be accreted and the asset will be depreciated over the life of the related assets. Adjustments for changes resulting from the passage of time and changes to either the timing or amount of the original present value estimate underlying the obligation will be made. The Company has not incurred any asset retirement obligations as at March 31, 2007.

Fixed Assets

Fixed assets are carried at cost less a provision for depreciation on a straight-line basis over their estimated useful lives as follows:
Computer equipment      3 years

Foreign Currency

The operations of the Company are located in Canada. The Company maintains both U.S. Dollar and Canadian Dollar bank accounts. The functional currency is the Canadian Dollar. Transactions in foreign currencies other than the functional currency, if any, are remeasured into the functional currency at the rate in effect at the time of the transaction. Remeasurement gains and losses that arise from exchange rate fluctuations are included in income or loss from operations. Monetary assets and liabilities denominated in the functional currency are translated into U.S. Dollars at the rate in effect at the balance sheet date. Revenue and expenses denominated in the functional currency are translated at the average exchange rate. Other comprehensive income includes the foreign exchange gains and losses that arise from translating from the functional currency into U.S. Dollars.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles of United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Actual results could differ from those estimates.

Loss Per Share

Basic earnings (loss) per share of common stock is computed by dividing the net earnings (loss) by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share is equal to the basic loss per share for the year ended March 31, 2007 because there are no common stock equivalents outstanding.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable at March 31, 2007 reflected in these financial statements, approximates their fair value due to the short-term maturity of the instruments.

Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”. Comprehensive income includes net income and all changes in equity during a period that arises from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities.

Income taxes

The Company records deferred taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The statement requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Concentrations

The Company is dependent on its Chief Executive Officer and business consultants for its operations. The loss of any of these individuals could impact the Company’s ability to carry on operations.

The Company’s operations are focussed on mineral claim tenures in two blocks of approximately 107 hectares each, six kilometers apart.

Exploration Stage

The Company entered the exploration stage upon its inception in the current year. Accordingly, income and expenses for the current year and cash flow for the current year equal income and expenses and cash flow on a cumulative basis since inception.

Impairment of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operation cash flows in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-lived Assets. If impairment is deemed to exist, the asset will be written down to its fair value. Fair value is generally determined using a discounted cash flow analysis. As at March 31, 2007, the Company does not believe any adjustment for impairment is required.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. This statement does not require any new fair value measurements. However, for some entities, the application of the statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently reviewing the effect, if any, that this new pronouncement will have on its financial statements.

There were various other accounting standards and interpretations issued during 2006 or to March 31, 2007, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

2. BASIS OF PRESENTATION - GOING CONCERN

These consolidated financial statements have been prepared on a going-concern basis which assumes that the Company will be able to realize assets and discharge liabilities in the normal course of business for the foreseeable future.

The Company has experienced losses since the inception of the exploration stage amounting to $31,138 as of March 31, 2007. As of March 31, 2007, the Company had a total of $59,848 in cash, however this amount may be insufficient to sustain operations over the course of the next year. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to meet its commitments as they become payable, including the completion of acquisitions, exploration and development of mineral properties and projects, is dependent on the ability of the Company to obtain necessary financing or achieving a profitable level of operations. There are no assurances that the Company will be successful in achieving these goals.

The Company is in the process of exploring and evaluating its mineral properties and projects and has not yet determined whether these properties contain economically recoverable ore reserves. The underlying value of the mineral properties is entirely dependent on the existence of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete development and upon future profitable production or sufficient proceeds from the disposition thereof.

These financial statements do not give effect to adjustments to the amounts and classifications to assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

3. FIXED ASSETS

Fixed assets consist of the following:

Computer equipment	$2,143
Less: Accumulated depreciation	713
$1,430

4. MINERAL PROPERTIES

Mineral properties consist of the following mineral claim tenures:

Name	Number of claim tenures	Location	Area covered	Cost
Sombrio River	4	11km SE of Port Renfrew, British Columbia	106.933 hectares	$2,429
Loss Creek	3	17km SE of Port Renfrew, British Columbia	107.013 hectares	$2,428
				$4,857

The claims are subject to a requirement to either (1) complete exploration work on the claims valued at an amount stipulated by the government and pay a filing fee; or (2) pay a stipulated fee to the Province of British Columbia in lieu of completing exploration work. The stipulated amount in respect of these claims is anticipated to total approximately $7,500 during the upcoming two years. See also Note 8.

5. COMMON STOCK

On November 15, 2006, the Company issued 2,600,000 shares to its founder and CEO pursuant to a subscription for $0.01 per share, for total proceeds of $26,000.

On November 16, 2006, the Company issued 100 shares to its founder and CEO in return for all the issued and outstanding shares of Sunberta Alberta.

On November 27, 2006, the Company issued 1,275,000 shares to 13 individuals pursuant to subscriptions for $0.02 per share, for total proceeds of $25,500.

On March 30, 2007, the Company issued 227,000 shares to 29 individuals pursuant to subscriptions for $0.10 per share, for total proceeds of $22,700.

6. RELATED PARTY TRANSACTIONS

Related party transactions not disclosed elsewhere in the consolidated financial statements are as follows:

The Company has been provided with premises by its CEO for no charge. Accordingly, rent of $2,250 has been recorded in the year ended March 31, 2007, and additional paid-in capital has been increased by the corresponding amount.

Accounts payable includes $314 due to the CEO for reimbursement of expenses incurred on behalf of the Company.

7.  INCOME TAXES

The Company is subject to United States income taxes and Canadian income taxes (to the extent of its operations in Canada). The company had no income tax expense during the reported period due to net operating losses.

A reconciliation of income tax expense to the amount computed at the statutory rates is as follows:

Loss for the year	$(31,138)
Average statutory tax rate	35%

Expected income tax provision	$(10,898)
Unrecognized tax losses	10,898

Income tax expense	$--

Significant components of deferred income tax assets are as follows:

Net operating losses carried forward in United States	$10,898
Valuation allowance	(10,898)

Net deferred income tax assets	$-

The Company has net operating losses carried forward of $31,138 for United States tax purposes which will expire in 2027 if not utilized.

8. SUBSEQUENT EVENT

Subsequent to the end of the year the Company paid a fee in the amount of $3,963 ($CAD 4,570) in lieu of exploration work to meet British Columbia requirements for good standing as described in Note 4.

REPORTS TO SHAREHOLDERS

We have filed with the SEC a Registration Statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that Registration Statement, does not contain all information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. You may review a copy of the Registration Statement at the SEC’s public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The internet address of the site is http://www.sec.gov.

You may also read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549.

No finder, dealer, sales-person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a Director, Officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- Indemnification may not be made for any claim, issue or matter as to which such a person has been judged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a Director, Officer, employee or agent of a corporation has been successful on the merits or otherwise in defence of any action, suit or proceeding, or in defence of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defence.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our shareholders;

- by our Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

Our Bylaws provide that we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. This includes the power to defend such persons from all suits or claims as allowable under the provisions of the General Corporate Law of Nevada. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability as the expenses are incurred and before the final disposition of the proceeding in question or repay the amount if a court finds that the director or officer is not entitled to indemnification by the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defence of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 25 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling shareholder. All of the amounts shown are estimates.

SEC registration fees	$5(1)
Printing and engraving expenses	$2,000(1)
Accounting fees and expenses	$15,000(1)
Legal fees and expenses	$10,000(1)
Transfer agent and registrar fees	$2,000(1)
Fees and expenses for qualification under state securities laws	$0(1)
Miscellaneous	$1,000(1)
Total	$30,005(1)

(1) We have estimated these amounts

Item 26 - RECENT SALES OF UNREGISTERED SECURITIES

The following sets forth certain information concerning securities which were sold or issued by us since our incorporation on November 15, 2006 without registration of the securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements:

On November 15, 2006 we issued 2,600,000 shares of our common stock to one (1) named executive officer of our company, at an offering price of $0.01 per share for cash proceeds of $26,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933. The named executive officer is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by Sunberta Resources Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

On November 16, 2006, the Company issued 100 shares to its founder and CEO in return for all the issued and outstanding shares of Sunberta Resources Inc. (Alberta), whereby that company, which later acquired our mineral claims, became our wholly-owned subsidiary.

On November 27, 2006, we issued 1,275,000 shares of our common stock to thirteen (13) subscribers at an offering price of $0.02 per share for cash proceeds of $25,500 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. On March 31, 2007 we issued 227,000 shares of our common stock to twenty-nine (29) subscribers at an offering price of $0.10 per share for cash proceeds of $22,700 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by Sunberta Resources Inc., any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act of 1933 provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

For more information on the purchasers in these private placement transactions please see the section entitled “Selling Shareholders” on page 12 of the prospectus included in this registration statement.

Item 27 - EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion of Mr. Ronald Serota, Esq. of the Corporate Law Center, regarding the legality of the securities being registered
10.1	Lending Agreement with Kelly Sundberg
10.2	Share Exchange Agreement dated, November 16, 2006
23.2	Consent of Schumacher &Associates
99.1	Technical Report on the Sombrio River and Loss Creek Placer Gold Claims by Clyde Smith, PhD on Canadian National Instrument Form 43-101.

Item 28 - UNDERTAKINGS

The undersigned company hereby undertakes that it will:

1.	file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

a.	any Prospectus required by Section 10(a)(3) of the Securities Act;

b.
reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c.	any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement.

2.
for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.	remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, our company has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by our company of expenses incurred or paid by a director, officer, or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

For purposes of determining any liability under the Securities Act to any purchaser, each prospectus filed us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Calgary, Alberta, Canada.

SUNBERTA RESOURCES INC.

By: /s/ Kelly Sundberg
Kelly Sundberg, President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: June 8, 2007

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kelly Sundberg as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Kelly Sundberg
Kelly Sundberg, President, Secretary, Treasurer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Dated: June 8, 2007